Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into and effective as of April 12, 2024 (the “Effective Date”) between:

(i) Motorsport Games Inc., a Delaware corporation whose registered office is at 5972 NE 4th Avenue, Miami, Florida 33137, U.S.A. (the “Company”), and

(ii) BARC (TOCA) LIMITED, a private limited company incorporated and registered in England and Wales with company number 05246427 whose registered office is at Thruxton Motor Racing Circuit, Thruxton, Andover, SP11 8PN (“TOCA”).

The Company and TOCA are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A. The Company and TOCA entered into the license agreement, dated May 29, 2020 (the “Prior License Agreement”).

B. Pursuant to the Prior License Agreement, the Company was granted an exclusive license to use certain licensed intellectual property for motorsports and/or racing video gaming products related to, themed as, or containing the BTCC, on consoles and mobile applications, esports series and esports events.

C. On October 26, 2023, TOCA delivered notice to the Company terminating the Prior License Agreement effective as of November 3, 2023S.

D. Following the termination of the Prior License Agreement, TOCA’s position has been that the outstanding royalties payable and other sums payable by the Company to TOCA are $850,000.

E. The Parties desire to reach a resolution of all issues between the Parties arising out of or in connection with the Prior License Agreement and any and all other matters on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and of the mutual agreements and covenants set forth in this Agreement, and for other good and valuable consideration, the sufficiency and adequacy of which is acknowledged, the Parties, without admitting any liabilities, hereby agree as follows:

1. Incorporation of Recitals. The above and foregoing recitals are incorporated herein and made a part of this Agreement. The Parties represent that the foregoing recitals are true and correct.

2. Settlement Terms. Subject to full execution of this Agreement by all Parties:

a.	In consideration for the Settlement Payment (as defined below) and the Parties entering into the New License Agreement (as defined below), TOCA hereby agrees that the Prior License Agreement was terminated without any liabilities by the Company and that any and all royalties and/or any other sums whatsoever are hereby forgiven by TOCA and are deemed discharged in their entirety.

b.	Settlement Payment. The Company shall pay $225,000 to TOCA on April 12, 2024.

c.	New License Agreement. The Parties shall enter on and effective as of April 12, 2024 into a new license agreement to use certain licensed intellectual property related to, themed as, or containing the BTCC in the form attached hereto as Exhibit A.

1

3. Mutual Releases.

a. TOCA’s Releases. Except as to the obligations created by this Agreement, TOCA, on behalf of itself and its agents, heirs, companies, representatives, shareholders, members, affiliates, parents, subsidiaries, partners, officers, directors, principals, predecessors, successors in interest (in whole or in part), and assigns, does hereby fully and forever release and discharge the Company, and each of its respective agents, partners, members, directors, officers, employees, affiliates, principals, predecessors, successors in interest (in whole or in part), heirs, representatives, and assigns (collectively, the “Company Released Parties”), from any and all claims, actions, causes of action, suits at law or in equity, demands, damages (actual, compensatory, special, presumed, punitive, or statutory), costs, judgments, expenses, liabilities, attorneys’ fees and legal costs or any compensation whatsoever, whether based upon alleged tort or alleged contract, vicarious liability, strict liability or any other legal or equitable theory of recovery, matured or unmatured, current or future, known or unknown of any kind or nature that any of the TOCA Released Parties (as defined below) have, or ever had against the Company Released Parties.

b. Company’ Releases. Except as to the obligations created by this Agreement, the Company, on behalf of itself and its agents, heirs, companies, representatives, shareholders, members, affiliates, parents, subsidiaries, partners, officers, directors, principals, predecessors, successors in interest (in whole or in part), and assigns does hereby fully and forever release and discharge TOCA, and each of his agents, partners, members, directors, officers, employees, affiliates, principals, predecessors, successors in interest (in whole or in part), heirs, representatives, and assigns (collectively, the “TOCA Released Parties”), from any and all claims, actions, causes of action, suits at law or in equity, demands, damages (actual, compensatory, special, presumed, punitive, or statutory), costs, judgments, expenses, liabilities, attorneys’ fees and legal costs or any compensation whatsoever, whether based upon alleged tort or alleged contract, vicarious liability, strict liability or any other legal or equitable theory of recovery, matured or unmatured, current or future, known or unknown of any kind or nature that the Company Released Parties have, or ever had against the TOCA Released Parties.

c. Covenant not to Sue or Initiate Proceedings. Each of the Parties agrees not to sue or initiate any civil proceeding, criminal proceeding, or regulatory proceeding against the other Party or in any way assist any other person or entity in doing so with respect to the claims released herein. This release provisions as set forth in this Section 3 may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

4. Cooperation to Facilitate Agreement. The Parties agree to cooperate, and cause their representatives to cooperate, in taking any further action(s) reasonably necessary to implement the letter and purpose of this Agreement.

5. Miscellaneous Terms.

a. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement, and supersedes all other agreements between the Parties. The terms of this Agreement can be modified only by a writing signed by all of the Parties who are affected by such modification at the time of the modification. This Agreement cannot be orally modified.

2

b. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the foregoing, the Parties agree that if any provision of this Agreement is determined by a court to be void, invalid, or unenforceable, and, as a result the Party for whose benefit such void, invalid, or unenforceable provision exists is denied any or all of the material benefits provided to such Party pursuant to this Agreement (as determined by a court of competent jurisdiction), then this Agreement may be rescinded by such Party.

c. Construction. Headings are used herein for convenience only and shall have no force or effect in the interpretation or construction of this Agreement. All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

d. Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to its choice of law principles.

e. Representation. The Parties acknowledge and represent that they have been given adequate opportunity to consult with legal counsel before entering into this settlement and executing this Agreement. The language of this Agreement shall be construed as representing the Parties’ mutual understanding and as having been drafted and approved by the Parties and counsel for all Parties. Each individual signing this Agreement represents and warrants that he or she has the full right, power and authority to execute this Agreement on behalf of the Party for which or whom he or she signs. Each Party covenants and agrees to execute such further documents and perform such further acts as may be reasonable and necessary to effectuate the purposes of this Agreement.

f. Attorneys’ Fees and Costs. The Parties shall each bear their own respective attorneys’ fees and costs incurred in connection with the matters resolved by this Agreement, as well as the negotiation and documentation of the compromise represented by this Agreement. However, in the event of any proceedings to enforce this Agreement, the prevailing party shall be entitled to recover its legal expenses, including attorneys’ fees and costs, incurred in connection therewith. The parties further agree that this Agreement may be introduced into evidence in any subsequent proceeding to enforce its terms.

g. Successors and Assigns. This Settlement Agreement is binding upon, and shall inure to the benefit of, the Parties, their current, past and future officers, directors, supervisors, employees, agents, representatives, subsidiaries, affiliates, associates, and their heirs, beneficiaries, trustees, administrators, estates, predecessors, successors and assigns.

h. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement, with the same effect as if all Parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall only become effective on its execution by all Parties.

[Signatures are on next page.]

3

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date set forth below.

MOTORSPORT GAMES INC.

By:	/s/ Stephen Hood
Name:	Stephen Hood
Title:	Chief Executive Officer and President

BARC (TOCA) LIMITED

By:	/s/ Alan Gow
Name:	Alan J Gow
Title:	Chief Executive

4

Exhibit A

Form of New License Agreement

[Attached hereto]

5